                                  SCHEDULE 14A
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [X] Preliminary Proxy Statement              [ ] Confidential, for Use of the Commission Only
                                                          (as permitted by Rule 14a-6(e)(2))
         [ ] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              RAILWORKS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

         [ ] Fee paid previously with preliminary materials:

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                                (RAILWORKS LOGO)

                                  April 2, 2001

To our stockholders:

         We cordially invite you to attend our 2001 annual meeting of stockholders on May 4, 2001, beginning at 2:00 p.m. local Baltimore time. The meeting will be held at our offices at 6225 Smith Avenue, Baltimore, Maryland 21209.

On the ballot at this year's annual meeting are our proposals to

         (i) approve a proposal to amend the Certificate of Incorporation of the Company to effect a reverse stock split of the Company's issued and outstanding Common Stock at a rate of between one for two and one for ten ("Reverse Split") with the final rate of the Reverse Split to be determined by the Company's Chief Executive Officer, after consultation with the Company's Independent Directors;
         (ii)     elect three directors; and,
         (iii) ratify the appointment of Arthur Andersen LLP as our independent auditors for our fiscal year ending December 31, 2001.

         We hope that you will attend the annual meeting. In the meantime, please complete, sign and return your proxy card in the enclosed envelope as soon as possible to ensure that your shares will be represented and voted at the annual meeting. If you attend the annual meeting and vote in person, your proxy card will not be used. The prompt return of your proxy card will save the expense involved in further communication.

         Your board of directors and I look forward to seeing you at the annual meeting.

                                             Very truly yours,

                                             JOHN G. LARKIN
                                             Chairman of the Board and Chief
                                             Executive Officer

                                (RAILWORKS LOGO)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 4, 2001

             TIME:         2:00 P.M., local Baltimore time on
                           Friday, May 4, 2001

            PLACE:         RailWorks Corporation
                           6225 Smith Avenue
                           Baltimore, Maryland 21209

ITEMS OF BUSINESS:         (1)      To approve a proposal to amend the
                                    Certificate of Incorporation of the Company to effect a reverse stock split of the Company's issued and outstanding Common
                                    Stock at a rate of between one for two and one for ten ("Reverse Split") with the final rate of the Reverse Split to be determined by the Company's Chief Executive Officer, after consultation with the Company's
                                    Independent Directors;
                           (2)      To elect three directors.
                           (3)      To ratify the appointment of Arthur Andersen
                                    LLP as our independent auditors to serve for our fiscal year 2001.
                           (4)      To transact any other business that properly
                                    comes before the annual meeting or any
                                    adjournment of the meeting

     WHO MAY VOTE:         You can vote if you were a holder of common stock on
                           March 21, 2000.

    ANNUAL REPORT:         A copy of our Annual Report is enclosed.

   DATE OF NOTICE:         April 2, 2001

  DATE OF MAILING:         This notice and the proxy statement are first being
                           mailed to stockholders on or about April 2, 2001.

                              RAILWORKS CORPORATION
                                6225 SMITH AVENUE
                            BALTIMORE, MARYLAND 21209
                                 (410) 512-0500

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 4, 2001

                                ABOUT THE MEETING

WHO IS FURNISHING THIS PROXY STATEMENT?

         This proxy statement is being furnished to our stockholders by our board of directors in connection with the solicitation of proxies by the board of directors. The proxies will be used at our annual meeting of stockholders to be held on May 4, 2001, at 2:00 p.m. local Baltimore time.

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

         You are receiving this proxy statement and the accompanying proxy card because you own shares of our common stock. This proxy statement describes the matters on which you are being asked to vote at our annual meeting.

         When you sign the proxy card, you appoint John G. Larkin and Michael R. Azarela as your representatives at the annual meeting. Mr. Larkin and Mr. Azarela will vote your shares, as you have instructed them on the proxy card, at the annual meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, it is a good idea to complete, sign and return your proxy card in advance of the annual meeting in case your plans change.

         If a matter comes up for vote at the annual meeting that is not on the proxy card, Mr. Larkin and Mr. Azarela will vote your shares, under your proxy, in accordance with their best judgment.

WHAT AM I VOTING ON?

You will be voting on the following:

         - To approve a proposal to amend the Certificate of Incorporation of the Company to effect a reverse stock split of the Company's issued and outstanding Common Stock at a rate of between one for two and one for ten ("Reverse Split") with the final rate of the Reverse Split to be determined by the Company's Chief Executive Officer, after consultation with the Company's Independent Directors;


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

         -        To elect three directors;
         - To ratify the appointment of Arthur Andersen LLP as our independent auditors for our fiscal year 2001; and
         - Any other business that properly comes before the annual meeting.

WHO CAN VOTE?

         Only stockholders of record as of the close of business on March 21, 2001 may vote. As of March 21, 2001, there were 15,369,759 shares of common stock outstanding.

WHO CAN ATTEND THE ANNUAL MEETING?

         All stockholders who owned common stock as of March 21, 2001, or their duly appointed proxies, may attend the annual meeting and may be accompanied by guests. Registration and seating will begin at 1:30 p.m. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

         Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you must bring a copy of a brokerage statement reflecting your stock ownership as of March 21, 2001.

HOW DO I VOTE?

       You may vote by:

         -        completing, signing and returning the enclosed proxy card, or
         -        attending the annual meeting and voting in person.

CAN I VOTE AT THE ANNUAL MEETING?

         You may vote your shares at the annual meeting if you attend in person. Even if you plan to be present at the annual meeting, we encourage you to vote your shares by proxy. You may vote your proxy by mail.

WHAT IF MY SHARES ARE REGISTERED IN MORE THAN ONE PERSON'S NAME?

         If you own shares that are registered in the name of more than one person, each person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of such appointment.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

         It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is First Union National Bank, 1525 West W.T. Harris Blvd. 3C3, Charlotte, NC 28262, and may be reached at 704-590-7392.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

If you sign and return your proxy but do not include instructions, your proxy will be voted:

         - FOR the approval of the proposal to amend the Certificate of Incorporation of the Company to effect a reverse stock split of the Company's issued and outstanding Common Stock at the discretion of the Company's Chief Executive Officer; such reverse stock split to be at a rate of between one for two and one for ten ("Reverse Split");
         - FOR the election of the three nominee directors named on page 7 of this proxy statement; and
         - FOR the ratification of Arthur Andersen LLP's appointment as our independent auditors for our fiscal year 2001.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote at any time before the polls close at the meeting. You may do this by:

         -        giving written notice to the Secretary of our company,
         -        delivering a later-dated proxy, or
         -        voting in person at the annual meeting.

HOW MANY VOTES AM I ENTITLED TO?

         You are entitled to one vote for each share of common stock you own on each matter to be voted on at the annual meeting.

         You may not cumulate your votes for any matter being voted on at the annual meeting and you are not entitled to appraisal or dissenters rights.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

         In order for us to conduct the annual meeting the holders of a majority of the shares of common stock outstanding as of March 21, 2001 must be present at the annual meeting. This is referred to as a quorum. Your shares will be counted as present at the meeting if you:

         - return a properly executed proxy (even if you do not provide voting instructions), or
         -        attend the annual meeting and vote in person.

         Shares of common stock held in the name of a brokerage firm for which a Proxy is submitted, but for which voting instructions are not provided, will be counted as present for purposes of determining a quorum.

HOW MANY VOTES ARE NEEDED TO APPROVE THE REVERSE SPLIT AND AMENDMENT?

         To authorize the Reverse Split and Amendment, a majority of the issued and outstanding shares of Common Stock must vote "for." If your shares are held in the name of a brokerage firm, the firm does not have the authority to vote on this proposal without your direction.

HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS?

         The three nominees receiving the largest number of "for" votes will be elected directors. This number is called a plurality. If you do not vote in person or sign and return a proxy, your shares will not be counted as "for" votes or "against" votes with respect to the election of directors.

HOW MANY VOTES ARE NEEDED TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP?

         To ratify the appointment of Arthur Andersen LLP as our independent auditors for our fiscal year 2001, a majority of the shares of common stock present and entitled to vote at the annual meeting must vote "for" with respect to this matter. If you sign and return a proxy card marked "abstain" with respect to the ratification of the appointment of Arthur Andersen LLP, your shares will have the effect of "against" votes.

HOW MANY VOTES ARE NEEDED FOR OTHER MATTERS?

         To approve any other matter that properly comes before the annual meeting, a majority of the shares of common stock present and entitled to vote at the annual meeting must vote in favor of the matter.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

         Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority to vote customers' unvoted shares on certain "routine" matters, including the election of directors and the ratification of independent auditors. Accordingly, if a brokerage firm votes your shares, your shares will be counted as present at the annual meeting for purposes of establishing a quorum and will be counted as "for" votes or "against" votes, as the case may be, in all routine matters voted on at the annual meeting. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will be counted as present at the meeting for quorum purposes, but will not be counted as "for" votes or "against" votes on any matter voted on at the annual meeting. These are referred to as broker non-votes.

IS MY VOTE CONFIDENTIAL?

         Yes. Only the inspector of elections, MacKenzie Partners, and certain of our employees will have access to your proxy card. They will tabulate and certify the vote. Your vote will remain confidential, unless you ask that your name be disclosed.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

         We will announce preliminary voting results at the annual meeting and will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2001. The report is filed with the Securities and Exchange Commission, and you can request a copy by contacting our corporate secretary at (410) 580-6000 or the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the SEC's EDGAR system at www.sec.gov.

PROPOSAL NO. 1 - APPROVAL OF REVERSE STOCK SPLIT

         THE BOARD OF DIRECTORS, INCLUDING ALL OF OUR INDEPENDENT DIRECTORS, HAS UNANIMOUSLY DETERMINED THAT PROPOSAL NO. 1 IS IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSED REVERSE SPLIT

Terms of Reverse Split

         In February 2001, the board of directors of our Company approved, subject to the stockholders' approval solicited by this Proxy Statement, a proposal to amend our Company's Amended and Restated Certificate of Incorporation (the "Amendment") to effectuate a reverse stock split of our Company's issued and outstanding Common Stock at a rate of between one to two and one to ten ("Reverse Split"). The Reverse Split will become effective on the date the Amendment is filed with the Secretary of State of Delaware as determined by the board of directors ("Split Effective Date"). A copy of the Amendment, without the rate of the Reverse Split, is attached as Appendix A.

         The board of directors is seeking the authority to amend our Company's Certificate of Incorporation as previously amended, to effectuate the Reverse Split at a rate of between one to two and one to ten. The board of directors has delegated the authority to determine the final rate of the Reverse Split to the Company's Chief Executive Officer who will exercise such discretion after consultation with the independent members of the Company's board of directors ("Independent Directors"). For example, if the Reverse Split were effectuated at a rate of one to two, for every two (2) pre-amendment shares of Common Stock that you hold, you would be entitled to one (1) post-amendment share of Common Stock or, if the Reverse Split were effected a rate of one to five, for every five (5) pre-amendment shares of Common Stock that you hold, you would be entitled to one (1) post-amendment share of Common Stock, or, if the Reverse Split were effected at a rate of one for ten, for every ten (10) pre-amendment shares of Common Stock that you hold, you would be entitled to one (1) post-amendment share of Common Stock. Fractional shares, if any, will be rounded up to the nearest full post-amendment share, and outstanding warrants and options to purchase stock and convertible preferred stock will be adjusted accordingly.

Purpose of Reverse Split

         The primary reason for the Reverse Split is to comply with the Nasdaq ("Nasdaq") $5 minimum bid price requirement for continued listing on Nasdaq National Market ("NNM") under Maintenance Standard 2 as set forth in Nasdaq Marketplace Rule 4450(b)(4). If we cannot meet this requirement, our Company's Common Stock will be de-listed from NNM.

         Our Company's Common Stock is currently quoted on the NNM. However, we have been informed by Nasdaq that our stock will be de-listed from the NNM if we cannot comply with its listing requirements. We do not currently meet NNM's listing standards for a minimum bid price. We appealed the proposed de-listing from NNM and an oral hearing on the appeal was heard by a Nasdaq Listing Qualification Panel on March 8, 2001. On March 15, 2001, the Listing Qualification Panel issued its decision which continued the listing of our Common Stock on the NNM provided that we demonstrate a closing bid price of at least $5 per share on or before May 18, 2001 and immediately thereafter demonstrate a closing bid price of at least $5 for a minimum of ten consecutive trading days and demonstrate compliance with all other requirements for continued listing on the NNM. If we do not satisfy the conditions of the decision, the decision provides that the listing of our Common Stock may be moved to the Nasdaq SmallCap Market ("SmallCap Market") provided we meet the requirements for continued listing on the SmallCap Market.

         Generally, when a reverse split is effected, the trading price of the stock increases in inverse proportion to the rate of the reverse split immediately upon the effectiveness of the reverse split. For example, if the trading price of a share of our Company's Common Stock were $2.50 and a one for two Reverse Split were effected, it would be expected that the initial trading price of a share of Common Stock would be $5. It is possible, however, that after the Reverse Split, the expected trading price of a share of Common Stock would not be achieved, or if it were achieved such trading price may not be sustained. In fact, it is possible that after the Reverse Split, the trading price of a share of Common Stock may drop. Our Company's current plan is to consummate the Reverse Split at a rate which would be expected to increase the trading price of a share of Common Stock to between $7.00 and $9.00 immediately upon the effectiveness of the Reverse Split.

         Adjustments to our financial statements to reflect the Reverse Split are expected to be minimal. The expected immediate effect in the trading market for our Company's Common Stock would be an increase in the trading price per share in inverse proportion to the rate of the Reverse Split as discussed above, and a decrease in the number of post-amendment shares involved in a trade of shares that would have been involved in an identical pre-amendment trade. For example, outstanding pre-amendment shares of 15,000,000 would become 7,500,000 outstanding post-amendment shares (in the event of a one-for-two split) or 3,000,000 outstanding post-amendment shares (in the event of a one-for-five split) or 1,500,000 outstanding post-amendment shares (in the event of a one-for-ten split), depending on which rate was decided by the Chief Executive Officer.

         As an alternative to the Reverse Split, the board of directors has considered transferring the listing of our Company's shares to the SmallCap Market. In order for us to transfer the


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

listing of our Company's stock to the SmallCap Market, one of the criteria that would have to be met would be for the aggregate market value of our Company's Common Stock to be at least $35,000,000 or approximately $2.27 per share based on the current number of shares outstanding. Although recently our Common Stock has been trading above this threshold, at times in the recent past our Company's Common Stock has been trading below the threshold. For example on February 28, 2001, the price was $1.50. If the listing were transferred to the SmallCap Market and the price fell to below $2.27 per share, our Common Stock would be subject to de-listing from the SmallCap Market and would have to trade on the non-Nasdaq over-the-counter market. The Chief Executive Officer, after consultation with the Independent Directors, as part of the determination whether to effect the Reverse Split and at what rate, may reconsider transferring the listing to the SmallCap Market; particularly if the trading price increases but does not reach the $5 bid price necessary to maintain the NNM listing, without effecting the Reverse Split.

         The board of directors believes that a de-listing from the NNM could adversely affect our ability to attract new investors, may result in decreased liquidity of the outstanding shares of our Common Stock and, consequently, could reduce the price at which such shares trade and increase the transaction costs inherent in trading such shares. We believe that, if the Reverse Split is approved and implemented, there is a greater likelihood that the minimum bid price of our Common Stock will be maintained at a level over $5 per share. There can be no assurance, however, that approval and implementation of the Reverse Split will succeed in raising the bid price of our Company's Common Stock above $5 per share, that such minimum price, if achieved, would be maintained, or that even if NNM's minimum bid price requirement were satisfied, our Company's Common Stock would not be de-listed by the NNM for other reasons. The Chief Executive Officer, after consultation with the Independent Directors, will decide on which rate of Reverse Split, if any, to implement depending upon the current bid price, and other factors, immediately prior to the filing of the Amendment to the Certificate of Incorporation.

         Even though a reverse stock split, by itself, does not impact a corporation's assets or prospects, reverse stock splits can result in a decrease in the aggregate market value of a corporation's equity capital. The board of directors, however, believes that this risk is off-set by the prospect that the Reverse Split will improve the likelihood that we will be able to maintain our NNM listing and may, by increasing the per share price, make an investment in our Common Stock more attractive for certain investors. If our securities are de-listed from NNM, trading, if any, of our securities would thereafter have to be conducted on the SmallCap Market (if the stock qualifies for listing on such market or an exemption or waiver of the requirements were granted) or if it fails to qualify for listing on the SmallCap Market, in the non-Nasdaq over-the-counter market. In such event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our Company's Common Stock.

         The purpose of the Reverse Split is to increase the market price of our Common Stock. The Chief Executive Officer, after consultation with the Independent Directors, will effect a Reverse Split only if he believes that a decrease in the number of shares outstanding may improve the market price for our Common Stock. If the Reverse Split is authorized by the stockholders, the Chief Executive Officer will have the discretion to implement the Reverse Split only until June 30, 2001. If the Reverse Split is not implemented by such date, the authority to


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

implement it will lapse. The board of directors has submitted the Reverse Split as a range of potential rates in order to provide latitude in the Company's attempt to comply with the $5 minimum bid requirement for NNM listing since the trading price of the Company's Common Stock at the Split Effective Date will determine the rate required for the Reverse Split to achieve its intended result. If the trading price of our Common Stock increases without a reverse split, a Reverse Split may not be necessary, or one of lesser proportions would be required than if the trading price decreases or remains constant.

         In connection with any determination to effect a Reverse Split, the Chief Executive Officer will also select the Reverse Split that, in his discretion after consultation with the Independent Directors, results in the greatest marketability of our Common Stock based on prevailing market conditions. No further action on the part of the stockholders would be required to either effect a Reverse Split or abandon the alternative. If no Reverse Split is effected by June 30, 2001, the authority to effect a Reverse Split will also terminate.

         Based upon current market conditions and in light of the Nasdaq requirement, management has determined that authorization of the Reverse Split is in the best interest of the Company's stockholders. The Reverse Split would be effected by management by filing an amendment to the Certificate of Incorporation of the Company with the Delaware Secretary of State.

Amendment to Articles of Incorporation

         In order to complete the Reverse Split, the Company's board of directors has unanimously adopted resolutions approving and recommending that stockholders authorize an Amendment of the Company's Amended and Restated Certificate of Incorporation to (i) effect a Reverse Split of the Company's issued and outstanding shares of Common Stock at the rate of between one to two and one to ten and (ii) provide for the rounding up of fractional shares otherwise issuable in connection therewith. There will be no change in the number of our Company's authorized shares of Common Stock and no change in the par value of our Common Stock.

         If the Reverse Split is approved by the holders of a majority of the outstanding shares of our Common Stock, the Chief Executive Officer will have authority to complete the Reverse Split, pursuant to which our Company's outstanding shares (the "Old Shares") of Common Stock would be exchanged for new shares (the "New Shares") of Common Stock in an exchange rate based on the Reverse Split as finally effected. In addition, the Chief Executive Officer will have the authority to determine the exact timing of the effective date of the Reverse Split, which may be any time prior to June 30, 2001, without further stockholder approval. Such timing will be determined in the judgment of the Chief Executive Officer, with the intention of maximizing our ability to remain in and sustain compliance with the continued listing maintenance requirements of the NNM.

         We also will have the right, notwithstanding stockholder approval and without further action by stockholders, not to proceed with the Reverse Split if, at any time prior to filing the Amendment with the Delaware Secretary of State, the Chief Executive Officer, after consultation with the Independent Directors, determines that the Reverse Split is no longer in the best interests of our Company and its stockholders. The Chief Executive Officer may consider a variety of factors in determining whether or not to implement the Reverse Split including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of our Common Stock, and business and transactional developments. The board of directors presently intends to complete the Reverse Split by May 18, 2001.

Effects on Shares

         The following table illustrates the principal effects of the Reverse Split on our Company's Common Stock:

      NUMBER OF SHARES OF COMMON STOCK ASSUMING VARIOUS REVERSE SPLIT RATES

------------------------------------------------------------------------------------------------------------
                             Prior to      One-for-two Reverse   One-for-Five Reverse    One-for-Ten Reverse
                          Reverse Split        Split (1:2)            Split (1:5)           Split (1:10)
------------------------------------------------------------------------------------------------------------
Authorized                 100,000,000         100,000,000            100,000,000            100,000,000

Issued and
Outstanding                 15,369,761           7,684,881              3,073,953              1,536,977

Available for future        84,630,239          92,315,119             96,926,047             98,463,023
issuance

         Pursuant to the proposed Reverse Split, depending on the Reverse Split rate selected by the Chief Executive Officer, every share of our issued Common Stock would be converted and reclassified into one (1) share of post-split Common Stock divided by the Reverse Split rate, and any fractional interests resulting from such reclassification would be rounded upward to the nearest whole share. For example, a holder of one hundred (100) shares prior to the Split Effective Date would be the holder of: (i) fifty (50) shares at the Split Effective Date if the one-for-two (1:2) Reverse Stock Split is selected by the Chief Executive Officer, (ii) twenty (20) shares at the Split Effective Date if the one-for-five (1:5) Reverse Stock Split is selected by the Chief Executive Officer, or (iii) ten (10) shares at the Split Effective Date if the one-for-ten (1:10 Reverse Stock Split is selected by the Chief Executive Officer. All shares held by a stockholder will be aggregated and one new stock certificate will be issued, unless the transfer agent is otherwise notified by the stockholder. The proposed Reverse Split would become effective immediately on the Split Effective Date. Stockholders will be notified promptly after the Split Effective Date that the Reverse Split has been effected. Our transfer agent, First Union National Bank, will act as the exchange agent (the "Exchange Agent") for stockholders in implementing the exchange of their certificates.

         Promptly after the Split Effective Date, stockholders will be provided the opportunity to surrender their certificates to the Exchange Agent in exchange for certificates representing post-split Common Stock. Stockholders will not receive certificates for shares of post-split Common Stock unless and until the certificates representing their shares of pre-split

Common Stock are surrendered and they provide such evidence of ownership of such shares as the Company or the Exchange Agent may require. Stockholders should not forward their certificates to the Exchange Agent until they have received notice from the Company that the Reverse Split has become effective. Beginning on the Split Effective Date, each certificate representing shares of the Company's pre-split Common Stock will be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of post-split Common Stock.

         No service charge will be payable by stockholders in connection with the exchange of certificates, all costs of which will be borne and paid by us.

Lack of Appraisal Rights

         Pursuant to the Delaware Corporation Law, dissenting stockholders will not have appraisal rights if the proposed Reverse Split is effected. Stockholders who believe that they may be aggrieved by the Reverse Split may have other rights under federal law or common law, such as rights relating to the fairness of the Reverse Split and the fiduciary responsibilities of the corporate officers, directors and stockholders. The nature and extent of such rights, if any, may vary depending upon the facts and circumstances.

Certain Federal Income Tax Consequences

         A summary of the federal income tax consequences of the Reverse Split is set forth below. The discussion is based on present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Split. Income tax consequences to the stockholders may vary from the federal tax consequences described generally below.

STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE CONTEMPLATED RESTRUCTURING UNDER APPLICABLE FEDERAL, STATE AND LOCAL INCOME TAX LAWS.

         The proposed Reverse Split constitutes a "recapitalization" to the Company and its stockholders to the extent that issued shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither the Company nor its stockholders will recognize any gain or loss for federal income tax purposes as a result thereof.

         The shares of Common Stock to be issued to each stockholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of such stock held by such stockholder immediately prior to the Split Effective Date. A stockholder's holding period for the shares of Common Stock to be issued will include the holding period for the shares of Common Stock held thereby immediately prior to the Split Effective Date provided that such shares of stock were held by the stockholder as capital assets on the Split Effective Date.

PROPOSAL NO. 2 - ELECTION OF DIRECTORS

HOW MANY DIRECTORS SERVE ON THE BOARD OF DIRECTORS?

         Our board of directors currently has seven members. The directors are divided into three classes with the directors in each class serving a term of three years. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. At the annual meeting on May 4, 2001, three nominees for director are to be elected to serve until the annual meeting in 2004, or until their successors are elected and qualified.

WHO ARE THE NOMINEES THIS YEAR?

         The nominees are Messrs. Scott D. Brace, John G. Larkin and R. C. Matney. Their current term expires at the annual meeting.

WHAT IF A NOMINEE IS UNWILLING TO SERVE?

         We do not believe that any of the nominees for director will be unwilling or unable to serve as director. However, if at the time of the annual meeting any of the nominees should be unwilling or unable to serve, proxies will be voted as recommended by the board of directors either:

         -        to elect substitute nominees recommended by the board,
         - to allow the vacancy created to remain open until filled by the board, or
         -        to reduce the number of directors for the ensuing year.

In no event, however, can a proxy be voted to elect more than three directors.

WHAT IS THE RECOMMENDATION OF THE BOARD OF DIRECTORS?

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SCOTT D. BRACE, JOHN G. LARKIN AND R. C. MATNEY TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2004, OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. PROXIES RETURNED WITHOUT INSTRUCTIONS WILL BE VOTED FOR THESE NOMINEES.

WHAT IS THE BACKGROUND OF THIS YEAR'S NOMINEES?

         Scott D. Brace, 45, has served as a director and a senior operations executive of our company since completion of our initial public offering of common stock in August 1998. For more than twenty years prior the date of our initial public offering, Mr. Brace was employed by Railroad Service, Inc., one of our founding companies, holding a variety of progressively more responsible positions; ultimately becoming part owner and Vice President - Operations. In addition, Mr. Brace has been a director of the National Railroad Construction and Maintenance Association since 1991and currently serves as its chairman.

         John G. Larkin, 45, has been the chairman of the board, chief executive officer and a director of our company since its inception in March 1998. For the past 22 years, Mr. Larkin has been involved with the transportation industry. From December 1994 to February 1998, Mr. Larkin was a managing director of Deutsche Banc Alex. Brown (formerly BT Alex. Brown Incorporated), where he focused on the transportation industry. From 1987 to December 1994, he served in various capacities at Deutsche Bank Alex. Brown, including as an equity research analyst, focused exclusively on the transportation industry. From 1986 to 1987, Mr. Larkin was assistant vice president of CSX Transportation, Inc., where he was responsible for strategic planning and analysis. From 1985 to 1986, Mr. Larkin was director of strategic planning of Seaboard System Railroad, Inc. From January 1979 through July 1982, Mr. Larkin served as an engineering project coordinator for Day & Zimmermann, Inc., an engineering and construction management firm. During this period, Mr. Larkin was focused exclusively on railroad and rail transit design and valuation projects. Mr. Larkin has a Master of Business Administration from Harvard University and a Master of Science in Civil Engineering from the University of Texas.

         R.C. Matney, 63, has been a director of our company since June 1998. Mr. Matney has been president, chairman of the board and chief executive officer of Mark VII Transportation Company, Inc. since he founded the company in August 1987. From March 1985 to December 1988, he served as president of American President Distribution Services, Inc. Prior to March 1985, Mr. Matney was the president of the Surface Transportation Group of Brae Corporation from October 1980 to March 1985. Mr. Matney is a former member of the Intermodal Freight Committee of the National Transportation Research Board.

WHO ARE THE DIRECTORS CONTINUING IN OFFICE UNTIL 2002?

         Ronald W. Drucker, 59, has been a director of our company since June 1998. Mr. Drucker has been an independent consultant on transportation and technology issues since May 1992. From September 1966 to April 1992, Mr. Drucker served in various capacities for CSX Corporation and certain of its subsidiaries, including chief engineer, senior vice president for transportation and president and chief executive officer of CSX Rail Transport. Additionally, from December 1989 to October 1997, he was the chairman of the board of Encompass, a global logistics information partnership. Mr. Drucker also serves on the board of directors of SunTrust Bank, North Florida, The Cooper Union for the Advancement of Science and Art, Landstar System, Inc., Jacksonville University, the National Defense Transportation Association and the New World Symphony Orchestra.

         John Kennedy, 62, has served as vice president, secretary and a director of our company since its inception in March 1998, and as vice president-business development since July 1999. From January 1999 to July 1999, he was vice president and chief operating officer-track contractors and from March 1998 to January 1999, he was chief operating officer of our company. Mr. Kennedy has served as president of Kennedy Railroad Builders, Inc., a company that we acquired, from June 1965 to February 1998, as president of Railcorp, Inc. from April 1986 to February 1998 and as principal of Alpha-Keystone Engineering, Inc. from January 1996 to February 1998. From 1980 to 1988, Mr. Kennedy served as an elected member of the Pennsylvania House of Representatives.

WHO ARE THE DIRECTORS CONTINUING IN OFFICE UNTIL 2003?

         Michael R. Azarela, 42, has served as president and chief operating officer of our company since September 2000 and a director of our company since May 1998, and as executive vice president and chief financial officer of our company from May 1998 to September 2000. Mr. Azarela was chief executive officer of Comstock Holdings, Inc., one of our predecessors, from February 1998 to August 1998 and senior vice president and chief financial officer of Comstock Group, Inc. and Spie Enertrans S.A. from May 1994 to February 1998, and vice president and treasurer of L.K. Comstock & Co., Inc. from September 1992 to April 1994. From June 1983 until September 1992, Mr. Azarela held various other positions at L. K. Comstock & Co., Inc. and/or Comstock Holdings, Inc. Mr. Azarela is a certified public accountant and has a Master of Business Administration from Iona College.

         Donald P. Traviss, 56, has been a director of our company since July 1999. Mr. Traviss has been president and chief executive officer of Envirotrol, Inc., a private specialty chemicals and services company, since 1998. He was chief executive officer of Koppers Industries, Inc. from March 1996 to June 1997 and was president, chief operating officer and a non-voting director of Koppers from November 1994 to June 1997. Mr. Traviss had previously served as vice president, refining and petrochemicals at Universal Oil Products, from 1992 to 1994. Prior to 1992, he was vice president, engineered products group. From 1985 to 1988, Mr. Traviss served as vice president, engineering products and processes at Union Carbide Corporation.

HOW ARE DIRECTORS COMPENSATED?

         Cash Compensation. Directors who are not employees of our company receive a fee of $2,500 per calendar quarter, $2,500 per board meeting attended and $1,000 per standing committee meeting attended. Directors who are also employees of our company are not separately compensated for their service as directors. All directors are reimbursed for their out-of-pocket expenses in attending meetings. In addition, directors who serve on a special committee may receive additional compensation as specified by the full Board of Directors at the time of establishment of a special committee.

         Options. We have granted our non-employee directors the following stock options:

         - Messrs. Drucker and Matney were granted options to purchase 10,000 shares of our common stock on August 4, 1998. These options are exercisable at $12.00 per share in 25% increments on August 4 of each of 1999, 2000, 2001 and 2002. These options expire on August 4, 2008.
         - Messrs. Drucker, Matney and Traviss were granted options to purchase 10,000 shares of our common stock on August 23, 1999. These options are exercisable at $10.00 per share in 25% increments on August 23 of each of 1999, 2000, 2001 and 2002. These options expire on August 23, 2009.
         - Messrs. Drucker, Matney and Traviss were granted options to purchase 5,000, 5,000 and 10,000 shares, respectively, of our common stock on January 12, 2001. These options are exercisable at $2.4375 per share in 25% increments on January 12 of each of 2001, 2002, 2003 and 2004. These options expire on January 11, 2011.

HOW OFTEN DID THE BOARD OF DIRECTORS MEET DURING FISCAL 2000?

         The board of directors held six meetings during fiscal 2000. Each director attended at least 85% of all meetings of the board and committees on which they served in fiscal 2000.

WHAT COMMITTEES HAS THE BOARD OF DIRECTORS ESTABLISHED?

         The board of directors has standing nominating, compensation and audit committees. During 2000, the board of directors also established a special committee (comprised of Messrs. Drucker, Traviss and Matney) for the purpose of considering a proposal for acquisition of the company submitted by a financial investor.

         Nominating Committee. The nominating committee, which was formed in November, 2000, consists of Messrs. Brace, Matney, Traviss and Larkin. It did not hold any formal meetings during 2000.

         Compensation Committee. The compensation committee consists of Messrs. Drucker, Traviss and Matney, each of whom is "independent" within the meaning established for this term by Nasdaq. The compensation committee, which held three meetings in fiscal 2000, is responsible for:

         - establishing salaries, incentives and other forms of compensation for senior officers of our company,
         - administering our company's incentive, compensation and benefit plans, and
         -        recommending policies relating to such plans.

         Compensation Committee Report.

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for the year ended December 31, 2000.

         We began operating as a holding company in August 1998. The initial compensation structure for our executive officers is primarily determined by the Board of Directors and is set forth in employment agreements with each executive officer. The employment agreements generally provide for an annual base salary and annual performance-based and discretionary bonus awards. See "Employment Agreements" and "Executive Compensation Summary" Table set forth below. In determining compensation levels, the Board considered, among other things, competitive market conditions, projected company earnings and the executive officers' salaries prior to being employed by our company. Annual salary increases are considered by the Compensation Committee upon the recommendation of the Chief Executive Officer. Our overall goal is to remain competitive with the marketplace on a total compensation basis, including base salary and annual and long-term incentives.

         During 2000, the Compensation Committee retained Pearl Meyer & Partners, Inc. ("Pearl Meyer"), an independent compensation advisory firm, to assist it in developing a long-term incentive plan for those executives who had loans from us in connection with the grant of shares of restricted stock. Pearl Meyer developed a plan under which principal and interest on the loans could be forgiven based on achievement of specified earnings targets from 2000 through 2004. The plan ("Long Term Incentive Plan") also includes a gross up for income taxes resulting from the forgiveness. This plan was approved by the Compensation Committee and the Board of Directors and became effective for fiscal 2000.

         We use long-term incentive compensation to compensate for achievement of performance measures which extend beyond one year, while at the same time aligning management's interests with the interests of stockholders. The Compensation Committee believes that stock-based awards, and the new loan forgiveness program, are most appropriate for long-term incentive compensation. In 1998, we adopted the 1998 Incentive Stock Plan, which we refer to as the Incentive Plan. Individual awards under the Incentive Plan may take the form of one or more of:

         -        stock options,
         -        stock appreciation rights,
         -        restricted or deferred stock,
         -        dividend equivalents,
         - bonus awards in lieu of company obligations to pay cash compensation, and
         - other awards the value of which is based in whole or in part upon the value of our common stock.

         The Compensation Committee administers the Incentive Plan and generally selects the individuals who receive rewards based on the recommendation of the chief executive officer.

         In 2000, John G. Larkin, our chairman of the Board and chief executive officer, earned $325,000 base salary and was granted no stock options. Mr. Larkin also participates in the Long Term Incentive Plan under which principal and interest on his loans from the Company may be forgiven. The Compensation Committee believes Mr. Larkin has been instrumental in developing the Company's new strategic plan and in conveying the benefits of the new strategy to the financial community, executives, employees and others with an interest in the Company. Moreover, he has devoted substantial time and effort coordinating, and keeping management focused on, the implementation of the new strategy.

                                    Members of the Compensation Committee

                                    Ronald W. Drucker
                                    R.C. Matney
                                    Donald P. Traviss

         The compensation committee's report on executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, which we refer to as the Acts, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

         Audit Committee and Audit Committee Report.

         The audit committee consists of Messrs. Drucker, Matney and Traviss, all of whom, being non-employee directors and having been Chief Executive Officers of major companies, are independent, financially literate and possess the requisite financial expertise to successfully discharge their responsibilities as members of the audit committee, as required under the Nasdaq listing requirements. The audit committee operates under a written charter adopted by the board of directors, a copy of which is attached to this Proxy Statement as Appendix B. The audit committee recommends to the board of directors, subject to shareholder ratification, the appointment of the Company's independent accountants.

         Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on the Company's financial statements. The audit committee's responsibility is to monitor and oversee these processes.

         In this context, the audit committee has met and held discussions with management and the independent accountants. Management represented to the audit committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The audit committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         The Company's independent accountants also provided to the audit committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with the independent accountants the accounting firm's independence. The committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

         Based upon the audit committee's discussion with management and the independent accountants and the audit committee's review of the representations of management and the report of the independent accountants to the audit committee, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company's Annual report on Form 10-K for the fiscal year ended December 30, 2000 filed with the Securities and Exchange Commission.

                                    Members of the Audit Committee

                                    Ronald W. Drucker
                                    R.C. Matney
                                    Donald P. Traviss

         The audit committee's report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, which we refer to as the Acts, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

         Audit Fees

         Audit fees billed or expected to be billed to the Company by Arthur Andersen LLP for the audit of the Company's financial statements for the fiscal year ended December 30, 2000 and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the last fiscal year total $390,500.

         Financial Information Systems Design and Implementation Fees

         Fees billed or expected to be billed to the Company by Arthur Andersen LLP for services provided during the last fiscal year for the design and implementation of financial information systems totaled $0.

         All Other Fees

         Fees billed or expected to be billed to the Company by Arthur Andersen LLP for all other non-audit services, including tax-related services, provided during the last fiscal year total $853,070.

PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The board of directors of our company, upon the recommendation of the audit committee, has appointed the firm of Arthur Andersen LLP to serve as our independent auditors for the fiscal year 2001, subject to the ratification of this appointment by the stockholders of our company. We have been advised by Arthur Andersen LLP that neither it nor any member thereof has any direct or material indirect financial interest in our company or any of its subsidiaries in any capacity.

         One or more representatives of Arthur Andersen LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

WHAT IS THE RECOMMENDATION OF THE BOARD OF DIRECTORS?

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF OUR COMPANY FOR THE FISCAL YEAR 2001. PROXIES RETURNED WITHOUT INSTRUCTIONS WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The table below shows, to the best of our knowledge, as of March 21, 2001, how many shares of our common stock were beneficially owned by our directors, named executive officers, owners of 5% or more of our common stock and our directors and executive officers as a group. Under the rules of the SEC, a person "beneficially owns" securities if that person has or shares the power to vote or dispose of the securities. The person also "beneficially owns" securities which that person has the right to purchase within 60 days. Except as shown in the table, the shareholders named below have the sole power to vote or dispose of the shares shown as beneficially owned by them.

                                                        SHARES BENEFICIALLY
                                                               OWNED
                                                      ------------------------
                                                       NUMBER       PERCENT(1)
                                                      ---------     ----------

         John G. Larkin(2)                              872,009         5.7
         Michael R. Azarela(3)                          597,747         3.9
         John Kennedy                                   404,021         2.6
         Scott D. Brace                                 200,093         1.3
         Ronald W. Drucker(4)                            14,250           *
         R.C. Matney(5)                                  11,250           *
         Donald P. Traviss(6)                             7,500           *
         All named executive officers and
         directors as a group (10 persons)(7)         2,264,514        14.7
         Deutsche Bank Securities, Inc.(8)            1,567,457        10.2

---------------

*        Less than one percent.
(1) Based on an aggregate of 15,369,761 shares of common stock issued and outstanding as of March 21, 2001 plus, for each person,
         - the number of shares of common stock issuable upon conversion of shares of Series A convertible preferred stock beneficially owned by such person, and
         - the number of shares of common stock issuable upon exercise of outstanding stock options that are or will become exercisable prior to June 5, 2000.
(2) Includes 37,500 shares issuable upon exercise of outstanding options that are or will become exercisable prior to May 21, 2001, and 834,509 shares held as a tenancy in the entirety with Mr. Larkin's wife, Nancy
         S. Larkin.
(3) Includes 37,500 shares issuable upon exercise of outstanding options that are or will become exercisable prior to May 21, 2001, 150,735 shares held in joint tenancy with Mr. Azarela's wife, Janis A. Reyda and 8,500 shares beneficially owned by Ms. Reyda.
(4) Includes 11,250 shares issuable upon exercise of outstanding options that are or will become exercisable prior to May 21, 2001.
(5) Includes 11,250 shares issuable upon exercise of outstanding options that are or will become exercisable prior to May 21, 2001.
(6) Represents 7,500 shares issuable upon exercise of outstanding options that are or will become exercisable prior to May 21, 2001.
(7)      Represents:
         - 2,102,014 shares beneficially owned by such directors and executive officers, and

         - 162,500 shares issuable upon exercise of outstanding stock options that are or will become exercisable prior to May 21, 2001.
(8)      Represents:
         -        197,457 shares of outstanding common stock, and
         - 1,370,000 shares of common stock issuable upon conversion of 13,700 shares of Series A convertible preferred stock.

Each share of Series A convertible preferred stock is convertible at any time into 100 shares of common stock, subject to some exceptions. Conversion is prohibited if, after the conversion, Deutsche Bank Securities Inc. (formerly BT Alex. Brown Incorporated) would own 5% or more of our common stock. The address of Deutsche Bank Securities Inc. is 130 Liberty Street, New York, New York 10006.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The table below shows the compensation earned during fiscal 1999 and fiscal 2000 by our chief executive officer and our four other most highly compensated executive officers. These individuals are called the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                            ANNUAL COMPENSATION(1)               COMPENSATION AWARDS
                                     ------------------------------------      -----------------------
                                                                                            SECURITIES
                                                                               RESTRICTED   UNDERLYING
                                                                                 STOCK      OPTIONS/
NAME AND                             FISCAL                      BONUS($)       AWARD(S)      SARS        ALL OTHER
PRINCIPAL POSITION                    YEAR       SALARY             (2)          ($)(3)       (#)        COMPENSATION
------------------                   ------     --------         --------      ----------   ----------   ------------
John G. Larkin                        2000      $325,000         $175,000          --          --        $ 18,394(4)
   Chairman and Chief                 1999       304,166           25,000          --          --         440,351(5)
   Executive Officer

Michael R. Azarela                    2000      $281,250         $130,000          --          --        $ 16,750(6)
   President and Chief                1999       243,750           25,000          --          --         112,437(7)
   Operating Officer

Kenneth Burk                          2000      $488,654(8)      $100,000          --          --        $  4,086(9)
    Vice President and Chief          1999       177,332               --          --          --              --
    Operating Officer

John Polatz                           2000      $108,750         $ 35,000          --          --        $205,666(10)
   Vice President - Corporate         1999        73,959           15,000          --          --          12,472(11)
   Development

John P. Nuzzo                         2000      $153,750         $ 35,000          --          --        $ 80,300(12)
   Senior Vice President -            1999       150,000           15,000          --          --          12,179(13)
   Administration

Gene Cellini                          2000      $135,000         $ 25,000          --          --        $ 75,196(14)
   Vice President - Tax               1999       135,000           15,000          --          --          11,682(15)

---------------

(1) The aggregate amount of perquisites and other personal benefits has been omitted because it did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each named executive officer.
(2) Represents amount paid during the indicated fiscal year for performance during the prior fiscal year.
(3) Restricted stock holdings are valued in the table set forth below at their fair market value based on the per share closing price of our common stock as reported on the Nasdaq National Market as of December 29, 2000 ($2.3438 per share):

                                           NUMBER OF RESTRICTED     VALUE ON DECEMBER
                         NAME                     SHARES                31, 1999
                         ----              --------------------     -----------------
                  John G. Larkin                  678,299               $1,589,797
                  Michael R. Azarela              150,735                  353,293
                  John Polatz                      18,842                   44,162
                  John P. Nuzzo                    13,250                   31,055
                  Gene Cellini                     13,250                   31,055

(4) Represents $12,154 in FICA, $990 in life insurance premiums and $5,250 in 401(k) contributions.
(5) Represents $413,784 in forgiveness of interest accrued on the loan described in "Certain Relationships and Related Party Transactions - Loans to Officers" beginning on page 24 of this Proxy Statement, $15,484 in FICA and $11,083 in 401(k) contributions.
(6) Represents $10,840 in FICA, $660 in life insurance premiums and $5,250 in 401(k) contributions.
(7) Represents $92,051 in forgiveness of interest accrued on the loan described in "Certain Relationships and Related Party Transactions - Loans to Officers" beginning on page 24 of this Proxy Statement, $9,851 in FICA, $660 in life insurance premiums and $9,875 in 401(k) contributions.
(8) Includes severance payment of $275,000 due to termination of employment as of October 24, 2000.
(9) Represents $10 in FICA, $660 in life insurance premiums and $3,417 in 401(k) contributions.
(10) Represents $202,688 in forgiveness of the loan described in "Certain Relationships and Related Party Transactions - Loans to Officers" beginning on page 24 of this Proxy Statement, $4 in FICA, $256 in life insurance premiums and $2,719 in 401(k) contributions.
(11) Represents $ 9,352 in forgiveness of interest accrued on the loan described in "Certain Relationships and Related Party Transactions - Loans to Officers" beginning on page 24 of this Proxy Statement and $3,120 in 401(k) contributions.
(12) Represents $66,875 in forgiveness of the loan described in "Certain Relationships and Related Party Transactions - Loans to Officers" beginning on page 24 of this Proxy Statement, $7,584 in FICA, $1,228 in life insurance premiums and $4,612 in 401(k) contributions.
(13) Represents $3,543 in interest forgiveness, $32 in FICA, $1,104 in life insurance premiums and $7,500 in 401(k) contributions.
(14) Represents $70,751 in forgiveness of the loan described in "Certain Relationships and Related Party Transactions - Loans to Officers" beginning on page 24 of this Proxy Statement, $6 in FICA, $426 in life insurance premiums and $4,012 in 401(k) contributions.
(15) Represents $3,554 in interest forgiveness, $52 in FICA, $432 in life insurance premiums, $7,644 in 401(k) contributions.

OPTION/SAR EXERCISES AND OPTION/SAR VALUES

The following table summarizes option grants during fiscal 2000 to the executive officers named in the Summary Compensation Table, and the value of the options held by such persons at the end of fiscal 2000. No SARs were granted or exercised during fiscal 2000.

       Name                  Number of Securities Underlying        Value of Unexercised In-the-Money
                             Unexercised Options/SARs at Dec.       Options/SARs at Dec. 31, 2000.
                             31, 2000.
                             (Exercisable/Unexercisable)            (Exercisable/Unexercisable)(1)

John G. Larkin                                0/0                                   $0/$0

Michael R. Azarela                            0/0                                   $0/$0

John Polatz                                   0/0                                   $0/$0

John P. Nuzzo                            25,000/25,000                              $0/$0

Gene Cellini                             25,000/25,000                              $0/$0

(1) Value of unexercised option is based on $2.3438 closing market price per share at December 29, 2000 versus the exercise price of $10.4375.

EMPLOYMENT AGREEMENTS

         We have employment agreements with each of Messrs. Larkin, Azarela, Cellini, Nuzzo and Polatz. Each of these agreements expires on December 31, 2001 and will continue on a year-to-year basis unless terminated by either party. Each agreement is terminable by us with or without cause or upon the employee's death or inability to perform his duties on account of a disability for a period of six months during any consecutive 12-month period or by the employee. The agreements provide for annual base salaries of $325,000 and $300,000 for Messrs. Larkin and Azarela, respectively, and $135,000, $150,000 and at least $50,000 (subject to merit increases) for Messrs. Cellini, Nuzzo and Polatz, respectively. Further, they provide that Messrs. Larkin and Azarela will participate in our annual incentive plan at levels to be decided by our Board of Directors and Messrs. Cellini, Nuzzo and Polatz will participate in our annual incentive plan at levels to be decided by our management. In addition, the agreements and/or prior agreements provide for the grant of shares of restricted stock and allow the employee to request a loan from us in the amount of the income taxes due on stock granted to the employee under his employment agreement. These loans require annual interest payments and are collateralized only by the stock granted; otherwise the employee has no personal obligation to repay the loan. The term of these loans is five years, subject to acceleration following termination of employment and forgiveness upon a change of control. Each agreement also contains noncompetition, nonsolicitation and confidential information provisions.

         We have also entered into employment agreements with certain key employees and certain other employees who were employees of companies acquired by our company. These agreements generally expire on the second anniversary of their execution and automatically renew for successive one-year terms until either party gives 90 days written notice of termination of the agreement. Each agreement is terminable by us with or without cause or upon the employee's death or inability to perform his duties on account of a disability for a period of six months during any consecutive 12-month period or by the employee. Each agreement provides for an annual base salary and participation in our Annual Incentive Plan. Furthermore, each agreement provides that the salary will be adjusted after the initial term of the agreement to reflect the employee's duties and responsibilities.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Set forth below is a description of certain transactions and relationships between our company and certain executive officers, directors and principal stockholders of our company.

LOANS TO OFFICERS

         Pursuant to terms of employment agreements, we made loans to certain of our executive officers to cover income taxes due with respect to grants of restricted common stock. The executive officers listed below are those who currently have such loans outstanding:

      Executive              Original Principal($)                     Due Date(s)
      ---------              ---------------------                     -----------
John G. Larkin(1)                  3,982,245                June 30, 2005, December 31, 2005

Michael R. Azarela(1)                876,236                June 30, 2005, December 31, 2005

Gene Cellini                          37,122                              (2)

John Kennedy(1)                      834,047                 June 30, 2005, December 31, 2005

Harold Kropp, Jr.(1)                 838,056                 June 30, 2005, December 31, 2005

John P. Nuzzo                         36,707                               (2)

John Polatz                          109,535                               (2)

(1) By resolution of the Compensation Committee of the Board of Directors adopted on February 9, 2000, if there is a change of control, the outstanding principal balance and accrued interest on these loans will be forgiven and a payment will be made to offset the income tax effect of the loan forgiveness.
(2) By resolution of the Compensation Committee of the Board of Directors adopted on February 9, 2000, the outstanding principal balance and accrued interest on this loan was forgiven and a payment to offset the income tax effect of loan forgiveness was authorized.

PERFORMANCE GRAPH

         The graph below reflects cumulative shareholder return (assuming reinvestment of dividends) on our common stock compared to the Russell 2000 Index and our two peer group indices. Trading in our common stock commenced on July 30, 1998 in connection with our initial public offering. The graph reflects an investment of $100 on July 30, 1998 in our common stock, the Russell 2000 Index and the two peer group indices and the reinvestment of dividends. Our peer groups consist of: (1) certain companies that provide services and products to rail systems: ABC-- NACO, Inc. (ABCR) and Greenbrier Companies, Inc. (GBX); and
(2) consolidating companies in the contracting industry: Integrated Electrical Services, Inc. (IES), Group Maintenance America Corp. (MAK), Emcor Group, Inc.
(EMCG) and Quanta Services, Inc. (PWR).

                                    [CHART]

                          7/30/98      12/98       12/99        3/00        6/00        9/00       12/00
                          -------      -----       -----       ------      ------      ------      ------

RAILWORKS CORPORATION      100.00       71.74       84.78       88.04       70.65       29.90       20.38

PEER GROUP 1               100.00       88.20       62.61       48.98       45.26       39.36       41.76

PEER GROUP 2               100.00      107.98      102.15      183.14      216.42      142.07      151.21

RUSSELL 2000               100.00       95.29       93.88      115.98      111.59      112.83      105.03

         The performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under either of the Acts, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                                  OTHER MATTERS

         As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly bought before the annual meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation, in accordance with the judgment of the proxy holder.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS

        Any stockholder proposals intended to be presented at our 2002 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received no later than December 2, 2001 in order to be considered for inclusion in the proxy materials to be distributed by the board of directors in connection with the meeting. Any stockholder proposals intended to be presented at our 2002 annual meeting of stockholders but not to be included in the board's proxy materials under Rule 14a-8 must be received by us by March 5, 2002, but not earlier than February 6, 2002, in order to be considered at the 2002 annual meeting. However, in the event that the annual meeting is called for a date that is not within thirty (30) days before or after May 4, 2002, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

ANNUAL REPORT ON FORM 10-K

         A copy of our Annual Report on Form 10-K for the year ended December 31, 2000, including the financial statements and financial statement schedules, as filed with the SEC, excluding exhibits is being mailed with this Proxy Statement. We will provide copies of the exhibits if they are requested by eligible stockholders. We may impose a reasonable fee for providing the exhibits. Requests for copies should be mailed to:

                         RailWorks Corporation
                         6225 Smith Avenue, Suite 200
                         Baltimore, Maryland 21209
                         Attention: Corporate Secretary

EXPENSES OF SOLICITATION

         We will bear the cost of solicitation of proxies by the board of directors in connection with the annual meeting. We have retained MacKenzie Partners, 156 Fifth Avenue, PH 3, New York, New York 10010, to aid in the solicitation. For these services, we will pay MacKenzie Partners a fee of $6000 and reimburse it for certain out-of-pocket disbursements and expenses. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to us, with respect to each such person's beneficial ownership of our equity securities. Based solely upon a review of the copies of such reports furnished to us and certain representations of such persons, we believe that all such filings were timely made during 2000.

                                    Order of the Board of Directors,

                                    JOHN G. LARKIN
                                    Chairman of the Board and
                                    Chief Executive Officer

April 2, 2001

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              RAILWORKS CORPORATION

RAILWORKS CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST. The Board of Directors of the Corporation has adopted a resolution proposing and declaring advisable and in the best interests of the Corporation the following amendment to Article 4. of the Amended and Restated Certificate of Incorporation of the Corporation, to read in its entirety as follows (the "Charter Amendment"):

                                       "4.

         "The total number of shares of all classes of Capital Stock which the Corporation shall have the authority to issue is 110,000,000 shares, consisting of (i) 100,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and (ii) 10,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock").

         "Simultaneously with time of the filing with the Secretary of State of a Certificate of Amendment on the date hereof (the "Effective Time"), each share of Common Stock of the Corporation issued and outstanding immediately prior thereto (the "Old Common Stock") shall automatically and without action on the part of the holder thereof be reclassified and changed into [___________] of one share of Common Stock of the Corporation, $.01 par value (the "New Common Stock"), subject to the treatment of the fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive, upon surrender for cancellation of such Old Certificates to the transfer agent designated by the Corporation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of shares of New Common Stock into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, the Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. In the event that the aggregate number of shares of New Common Stock issuable to a holder would include a fraction, the Corporation will, in lieu of the issuance of fractional shares of New Common Stock, increase all fractional shares of New Common Stock to the next higher whole number of shares of New Common Stock; provided that if more than one Old Certificate shall be surrendered for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered."

SECOND. The stockholders of the Corporation, at the Annual Meeting of Stockholders held on May 4, 2001, have adopted and approved the Charter Amendment in accordance with the provisions of Section 212 of the Delaware General Corporation Law; and

THIRD. The Charter Amendment has been duly adopted and approved in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said RailWorks Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer of the Corporation this ___ day of May, 2001.

                                             RAILWORKS CORPORATION


                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                                   APPENDIX B

                             AUDIT COMMITTEE CHARTER

                              RAILWORKS CORPORATION

                            ORGANIZATION AND PURPOSE

         There shall be a committee of the board of directors of RailWorks Corporation (the "Company") to be known as the audit committee (the "Audit Committee"). The Audit Committee shall consist of at least three members and be composed solely of directors who meet the requirements of membership set forth below or the membership requirements of any exchange on which the Company's shares are traded if such exchange's requirements are inconsistent with those set forth herein.

         The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the Company.

                                   MEMBERSHIP

A. All members must be independent of the management of the Company as determined by the board of directors; provided that no director shall be a member of the Audit Committee if such director:

         1. has been employed by the Company or any of its affiliates in the current or past three years; or
         2. has accepted any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation); or
         3. has been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or
         4. has been an executive of another entity where an executive of the Company is a member of the other entity's compensation committee; or
         5. has an immediate family member who is, or has been in the past three years, an executive officer of the Company or any of its affiliates.

B. All members must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, statement of cash flows, and key performance indicators.

C. All members must have the ability to understand key business and financial risks and related controls and control processes.

D. At least one member, preferably the chairman, should be literate in business and financial reporting and control, including knowledge of the regulatory requirements relating to the Company and should have past employment expertise in finance or accounting, requisite certification in accounting or any other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

                              OPERATING PRINCIPLES

         The Audit Committee shall fulfill its responsibilities within the context of the following overriding principles:

A. The chairperson and others on the committee shall, to the extent appropriate, communicate on a consistent basis with senior management, other committee chairpersons and other key committee advisors, external and internal auditors, as applicable, to strengthen the Audit Committee's knowledge of relevant current and prospective business issues.

B. The Audit Committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the Company.


C. The Audit Committee shall, through its chairperson or otherwise, report periodically, as deemed necessary, to the full board. In addition, summarized minutes from the Audit Committee meetings shall be available to each board member.

D. The Audit Committee shall review, discuss and assess its own performance as well as its role and responsibilities, seeking input from senior management, the full board, and others.

                RELATIONSHIP WITH EXTERNAL AND INTERNAL AUDITORS

         The external auditors, in their capacity as independent public accountants, shall be responsible to the board of directors and the Audit Committee as representatives of the stockholders. As the external auditors review financial reports, they will be reporting to the Audit Committee. They shall report all relevant issues to the committee responsive to agreed-on committee expectations. In executing its oversight role, the board or Audit Committee shall review the work of the external auditors.

         The Audit Committee shall annually review the performance (effectiveness, objectivity and independence) of the external and internal auditors. Additionally, the Audit Committee shall discuss with the external auditors any relationships or services that may affect auditor objectivity or independence. If the Audit Committee is not satisfied with the auditors' assurances of independence, it shall take or recommend to the full board appropriate action to ensure the independence of the external auditors.

                                RESPONSIBILITIES

         In carrying out its responsibilities, the Audit Committee's policies and procedures should remain flexible, in order to best react to changing conditions and ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the Audit Committee will:

A. Review and recommend to the directors the external auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

B. Meet with the external auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized and, at the conclusion thereof, review such audit, including any comments or recommendations of the external auditors.

C. Review with the external auditors, the Company's internal auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis will be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically will review Company policy statements to determine their adherence to such policies.

D. Review the internal audit function of the Company including the independence and authority of the internal auditors and fulfillment of the Company's reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the external auditors.

E. Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the internal audit plan, with explanations for any deviations from the plan.

F. Review the financial statements contained in the annual report to stockholders and other major regulatory filings with management and the external auditors to determine that the external auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles will be reviewed.

G. Provide sufficient opportunity for the internal and external auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the external auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the external auditors received during the course of the audit.

H. Review key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Any important conclusions on interim and/or year-end audit work will be reviewed in advance of the public release of financial information.

I. Review accounting and financial human resources and succession planning within the Company.

J. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

                                MEETING FREQUENCY

         The Audit Committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the committee or chairperson.

                              RAILWORKS CORPORATION
                                   PROXY CARD
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                  ANNUAL MEETING OF STOCKHOLDERS ON MAY 4, 2001

         The undersigned hereby appoints JOHN G. LARKIN and MICHAEL R. AZARELA, and each of them, Proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of RailWorks Corporation, which the undersigned would be entitled to vote if personally present at the 2001 Annual Meeting of Stockholders to be held on Monday, May 4, 2001, beginning at 2:00 p.m. local Baltimore time, at our offices at 6225 Smith Avenue, Baltimore, Maryland 21209 and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said Proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the annual meeting or any adjournment thereof.

         PROPOSAL NO. 1. To approve a proposal to amend the Certificate of Incorporation of the Company to effect a reverse stock split of the Company's issued and outstanding Common Stock at a rate of between one for two and one for ten ("Reverse Split") with the final rate of the Reverse Split to be determined by the Company's Chief Executive Officer, after consultation with the Company's Independent Directors.

                  [ ] FOR           [ ] AGAINST       [ ] ABSTAIN

         PROPOSAL NO. 2. To elect three directors to serve three-year terms, as follows:

                                 Scott D. Brace
                                 John G. Larkin
                                 R. C. Matney

             FOR ALL NOMINEES                             WITHHOLD AUTHORITY
         [ ] (except as marked to the contrary)       [ ] to vote for all nominees listed

        (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

         PROPOSAL NO. 3. To ratify the action of the board of directors appointing Arthur Andersen LLP as our independent auditors for the year ending December 31, 2001.

                  [ ] FOR           [ ] AGAINST       [ ] ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

                         (Please sign on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS. IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE ANNUAL MEETING FOR ACTION TO BE TAKEN THEREUNDER, THIS PROXY WILL BE VOTED ON SUCH MATTERS BY THE PERSONS NAMED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                  Dated:                                 , 2001
                                        --------------------------------


                                  ----------------------------------------------
                                                    (Signature)


                                  ----------------------------------------------
                                                    (Signature)

                                  (Name(s))
                                           -------------------------------------

                                  Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this Proxy is submitted by a corporation, limited liability company or partnership, it should be executed in the full entity name by a duly authorized officer, member or partner, as the case may be.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.